UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

July 28, 2014

Date of Report (Date of earliest event reported)

TIBCO Software Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-26579	77-0449727
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3303 Hillview Avenue

Palo Alto, California 94304-1213

(Address of principal executive offices, including zip code)

(650) 846-1000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On August 1, 2014, the Compensation Committee (the “Committee”) of the Board of Directors of TIBCO Software Inc. (the “Company”) approved an amended and restated Executive Change in Control and Severance Plan (the “Plan”). The amended and restated plan increases the severance benefits and medical benefits to be received, and the percentage of unvested equity awards that will vest, if an eligible participant experiences a qualifying termination of employment (involuntary termination other than for cause or voluntary termination with good reason) in connection with a change in control of the Company. Previously under the terms of the Plan, certain participants would be eligible for accelerated vesting of 50% of then-outstanding unvested equity awards and certain other participants would be eligible for accelerated vesting of 25% of then-outstanding unvested equity awards. Those percentages previously set at 50% and 25% have been increased to 100% and 50%, respectively. Additionally, participants would previously be eligible to receive severance benefits for a qualifying termination of employment of three to twelve months of each of base salary and the covered employee’s target bonus and three to twelve months of reimbursement for COBRA coverage. Those amounts have been increased to severance benefits of six to fifteen months of each of base salary and target bonus, and six to fifteen months of reimbursement for COBRA coverage. In connection with this increase, the Plan was amended to change the amount of time after a Change in Control occurs in which eligible participants could receive the severance and medical benefits to two years. Previously, most of the eligible participants would be able to receive these benefits in perpetuity. The Company’s executive officers generally are eligible under the Plan. The Committee believes that the changes to the Plan more closely align with current market practices and create appropriate incentives for our management team.

The foregoing summary of the Plan is subject to, and qualified in its entirety by, the Plan attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) On July 28, 2014, our principal accounting officer, Brent Hogenson, announced that he was retiring, effective as of August 31, 2014. Mr. Hogenson’s retirement is not the result of any issue or concern with the Company’s accounting, financial reporting or internal control over financial reporting.

Additionally, one of our named executive officers, Murat Sonmez, announced his retirement, effective August 1, 2014.

(c) On August 1, 2014, the Committee reduced the amount of shares to be received and amended the vesting schedule and achievement goals of the performance-based restricted stock unit awards (the “Performance Awards”) that were granted to certain of our executive officers, including (among others) Vivek Ranadivé, Chairman and Chief Executive Officer; Murray Rode, Chief Operating Officer; William Hughes, Executive Vice President, General Counsel and Secretary; and James Johnson, Chief Financial Officer. The Performance Awards originally were granted on February 27, 2014, except for Mr. Johnson, who was granted his shares on May 13, 2014. Vesting of the awards originally depended on the Company achieving annual, non-GAAP earnings per share (“EPS”) of not less than $2.00 by fiscal year 2018.

At the time the Performance Awards were made, the Compensation Committee retained full discretion and authority to modify the performance goals and vesting schedule of the awards as deemed appropriate by the Committee to reflect business conditions or circumstances, even if the changes resulted in a decreased number of shares becoming eligible to vest. Based on feedback from discussions with certain shareholders and consultation with the Committee’s advisors, on August 1, 2014, the Compensation Committee modified the Performance Awards so that vesting now depends upon achievement of total shareholder return (“TSR”) of the Company’s common stock for the period August 10, 2014 through August 10, 2016 (the “Performance Period”), as compared to the TSR of each of the companies included in the S&P 500 Information Technology Index (the “Index”) for the same period (only those companies that appear on the Index both at the beginning and the end of the

Performance Period shall be used in the calculation). This modified design is intended to focus management on achieving improved TSR over the Performance Period at a time when the transition of the Company’s business model makes EPS a less comprehensive measure of long-term executive performance. Each Performance Award also requires that the officer remain an employee of the Company through each applicable vesting date, which generally will be at the time on which the Compensation Committee certifies that the TSR performance goal has been achieved, and on approximately the first and second anniversaries of the date of such certification.

The Company’s TSR must be better than 25% of the companies in the Index in order for any portion of the Performance Shares to vest, and 20% of the target number of shares will be earned at the 25% level. The Company’s TSR must be no less than the median TSR of the Index in order for the target number of shares under each Performance Award to be earned. If the Company’s TSR is better than exactly 75% of the companies in the Index, then 180% of the target number of shares will be earned. If the Company’s TSR is better than more than 75% of the companies in the Index, then 200% of the target number of shares will be earned. Notwithstanding the foregoing, if the Company’s TSR over the measurement period is not greater than 0%, then the number of shares that will be earned is subject to a reduced cap of 100% of the shares, unless the Company’s TSR is better than more than 75% of the companies in the Index, in which case the cap is increased to 180% of the target number of shares. If there is a change of control of the Company before the end of the Performance Period, the Performance Period will end early and actual, relative TSR performance still will determine the number of shares eligible to vest. The Committee retains discretion to further modify the performance goals and vesting schedule, as it deems appropriate to reflect business conditions or other circumstances.

In connection with the change to the performance goal, the Compensation Committee reduced the number of shares that would be eligible to vest under the Performance Awards granted to all of our named executive officers still participating in the Plan. With respect to the following named executive officers, the target number of shares under the Performance Awards was reduced as indicated: for Vivek Ranadivé, the target number was reduced from 500,000 to 125,000, for Murray Rode, the target number was reduced from 250,000 to 62,500, for William Hughes, the target number was reduced from 220,000 to 55,000, and for James Johnson, the target number was reduced from 150,000 to 37,500.

The foregoing summary of the Performance Awards is subject to, and qualified in its entirety by, the form of award agreement for the Performance Awards attached to this Current Report on Form 8-K as Exhibit 10.2 and incorporated herein by reference.

Additionally, the Committee appointed William R. Hughes, the Company’s Executive Vice President, General Counsel and Secretary, as the Company’s Chief Administrative Officer. In connection with the appointment, Mr. Hughes received an increase in his annual base salary to $430,000. Mr. Hughes will also receive 15,000 shares of restricted stock. The Committee also approved a grant of 17,500 shares of restricted stock to Murray D. Rode, the Company’s Chief Operating Officer.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

10.1	TIBCO Software Inc. Executive Change in Control and Severance Plan (Amended and Restated August 1, 2014).

10.2	Form of Notice of Award of Performance-Based Restricted Stock Units

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIBCO Software Inc.

By:	/s/ William R. Hughes
William R. Hughes Executive Vice President, General Counsel and Secretary

Date: August 1, 2014

EXHIBIT INDEX

Exhibit No.	Description

10.1	TIBCO Software Inc. Executive Change in Control and Severance Plan (Amended and Restated August 1, 2014).

10.2	Form of Notice of Award of Performance-Based Restricted Stock Units